SECURITIES SUBSCRIPTION AGREEMENT

As of _______, 2016

SQL Technologies Corp.

4400 North Point Parkway, Suite 154

Alpharetta, GA 30022

Investors:

1.1. Subscription; Payment.

(a)       The undersigned subscriber (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from SQL Technologies Corp., a Florida corporation (the “Company”), (i) up to ______ shares of the Company’s common stock, no par value per share (“Common Stock”), at USD $2.60 per share as set forth on the signature page hereto, (ii) a 90-day option to purchase up to the same number of shares of Common Stock purchased by the Subscriber in the Closing, at an exercise price of $2.60 per share, the form of which is attached as Exhibit A hereto, (iii) three-year warrants to purchase shares of Common Stock at an exercise price of USD $3.00 to $3.50 per share, depending on the date of exercise, the form of which is attached as Exhibit B hereto, and (iv) the right to obtain Volume Warrants (as defined below), upon the terms and conditions set forth in Section 5 hereto (collectively, the “Securities”), pursuant to the terms set forth in the Confidential Term Sheet and this Securities Subscription Agreement (this “Transaction”). This Securities Subscription Agreement, which incorporates by reference all exhibits and schedules attached to the Investor Package issued in connection with the Investor Package dated August 2016, shall be hereinafter referred to as the “Subscription Agreement”; together with such exhibits and schedules attached hereto, the “Sale Documents”. Any capitalized term not defined herein shall have the meaning of such term as has been set forth in the Sale Documents. The minimum investment per Subscriber shall be $25,000, which may be waived by the Company in its sole discretion. All amounts in this Subscription Agreement are expressed in US Dollars.

This subscription for the Securities is based upon the information provided in the Sale Documents and upon the Subscriber’s own investigation as to the merits and risks of this investment. The Subscriber shall deliver herewith duly executed copies of the signature pages to this Subscription Agreement and the Accredited Investor Questionnaire & Form W-9 (the “Investor Questionnaire”) provided by the Company to the Subscriber.

It is currently anticipated that the closing of the Transaction will take place on or around August ___, 2016 (the “Closing” and the date upon which a Closing occurs, the “Closing Date”), unless otherwise extended or modified by the Company in its sole discretion.

(b)       Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company the number of shares of Common Stock set forth on the signature page hereto (the “Shares”), at a purchase price of Two and Six Tenths US Dollars (USD $2.60) per share of Common Stock (the “Purchase Price”). When this Subscription Agreement is accepted and executed by the Company, the Company agrees to issue the Securities to the Subscriber. The Purchase Price is payable by wire transfer to Citibank, New York, NY for SQL Technologies Corp. for pursuant to the following wire instructions.

WIRING INSTRUCTIONS

[REDACTED]

Provided that (i) the Subscriber has satisfied all conditions set forth herein and (ii) the Company has accepted and executed this Subscription Agreement, the Securities purchased by the Subscriber will be delivered to the Subscriber by the Company promptly following the Closing Date. In the event that a Closing does not occur, Subscriber’s funds will be returned by the Company to the Subscriber.

1

2.                  Subscriber Representations, Warranties and Agreements. The Subscriber hereby acknowledges, represents and warrants as follows (with the understanding that the Company will rely on such representations and warranties in determining, among other matters, the suitability of this investment for the Subscriber in order to comply with federal and state securities laws):

(a)       In connection with this subscription, the Subscriber has read this Subscription Agreement. The Subscriber acknowledges that this Subscription Agreement is not intended to set forth all of the information which might be deemed pertinent by an investor who is considering an investment in the Securities. It is the responsibility of the Subscriber (i) to determine what additional information he desires to obtain in evaluating this investment, and (ii) to obtain such information from the Company.

(b)       This Transaction is limited to persons who are “accredited investors,” as that term is defined in RULE 501 OF Regulation D under the 1933, as amended (the “Act”), and who have the financial means and the business, financial and investment experience and acumen to conduct an investigation as to, and to evaluate, the merits and risks of this investment. The Subscriber hereby represents that he has read, is familiar with and understands Rule 501 of Regulation D under the Act. The Subscriber is an “accredited investor” as defined in Rule 501(a) of Regulation D UNDER THE ACT.

(c)       The Subscriber has had full access to all the information which the Subscriber (or the Subscriber’s advisor(s)) considers necessary or appropriate to make an informed decision with respect to the Subscriber’s investment in the Securities. The Subscriber acknowledges that the Company has made available to the Subscriber and the Subscriber’s advisors the opportunity to examine and copy any contract, matter or information which the Subscriber considers relevant or appropriate in connection with this investment and to ask questions and receive answers relating to any such matters including, without limitation, the financial condition, management, employees, business, obligation, corporate books and records, budgets, business plans of and other matters relevant to the Company. To the extent the Subscriber has not sought information regarding any particular matter, the Subscriber represents that he or she had and has no interest in doing so and that such matters are not material to the Subscriber in connection with this investment. The Subscriber has accepted the responsibility for conducting the Subscriber’s own investigation and obtaining for itself such information as to the foregoing and all other subjects as the Subscriber deems relevant or appropriate in connection with this investment. The Subscriber is not relying on any representation or warranty other than that contained herein. The Subscriber acknowledges that no representation regarding projected revenues or a projected rate of return has been made to it by any party.

(d)       The Subscriber understands that this Transaction has not been registered under the Act, in reliance on an exemption for private offerings provided pursuant to Section 4(2) of the Act and that, as a result, the Securities will be “restricted securities” as that term is defined in Rule 144 under the Act and, accordingly, under Rule 144 as currently in effect, that the Securities must be held for at least one (1) year after the investment has been made (or indefinitely if the Subscriber is deemed an “affiliate” within the meaning of such rule) unless the Securities are subsequently registered under the Act and qualified under any other applicable securities law or exemptions from such registration. The Subscriber further understands that this Transaction has not been qualified or registered under any foreign or state securities laws in reliance upon the representations made and information furnished by the Subscriber herein and any other documents delivered by the Subscriber in connection with this Subscription Agreement; that this Transaction has not been reviewed by the U.S. Securities and Exchange Commission or by any foreign or state securities authorities; that the Subscriber’s rights to transfer the Securities will be restricted, which includes restrictions against transfers unless the transfer is not in violation of the Act and applicable state securities laws (including investor suitability standards); and that the Company may in its sole discretion require the Subscriber to provide at Subscriber’s own expense an opinion of its counsel to the effect that any proposed transfer is not in violation of the Act or any state securities laws.

2

(e)       The Subscriber is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act. The Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Common Stock. The Subscriber is not registered as a broker or dealer under Section 15(a) of the Securities Exchange Act of 1934, as amended, affiliated with any broker or dealer registered under Section 15(a) of the Securities Exchange Act of 1934, as amended, or a member of the Financial Industry Regulatory Authority.

(f)       This Subscription Agreement and the Sale Documents have been duly and validly authorized, executed and delivered on behalf of the Subscriber and is a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The Subscriber has the requisite corporate power and authority to enter into and perform its obligations under this Subscription Agreement and the Sale Documents, and each other agreement entered into by the parties hereto, in connection with the transactions contemplated by this Subscription Agreement.

(g)       The execution, delivery and performance of this Subscription Agreement and the Sale Documents by the Subscriber and the consummation by the Subscriber of the transactions contemplated hereby and thereby will not (i) result in a violation of the articles of incorporation, by-laws or other documents of organization of the Subscriber, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Subscriber is bound, or (iii) result in a violation of any law, rule, regulation or decree applicable to the Subscriber.

(h)       The Subscriber understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Securities.

(i)       The Subscriber acknowledges that there will be no market for the Securities and that the Subscriber may not be able to sell or dispose of them; the Subscriber has liquid assets sufficient to assure that the purchase price of the Securities will cause no undue financial difficulties and that, after purchasing the Securities the Subscriber will be able to provide for any foreseeable current needs and possible personal contingencies; the Subscriber is able to bear the risk of illiquidity and the risk of a complete loss of this investment.

(j)       The information in any documents delivered by the Subscriber in connection with this subscription, including, but not limited to the Investor Questionnaire, is true, correct and complete in all respects as of the date hereof. The Subscriber agrees promptly to notify the Company in writing of any change in such information after the date hereof.

(k)       This Transaction and sale of the Securities to the Subscriber were not made through any advertisement in printed media of general and regular paid circulation, radio or television or any other form of advertisement, or as part of a general solicitation.

3

(l)       The Subscriber recognizes that an investment in the Securities involves significant risks, which risks could give rise to the loss of the Subscriber’s entire investment in such securities.

(m)       The Subscriber is purchasing the Securities for the Subscriber’s own account, with the intention of holding the Securities, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Securities, and shall not make any sale, transfer, or pledge thereof without registration under the Act and any applicable securities laws of any state or unless an exemption from registration is available under those laws.

(n)       The Subscriber represents that the Subscriber, if an individual, has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in this investment in the Securities. The Subscriber has no reason to anticipate any material change in his or her personal financial condition for the foreseeable future.

(o)       The Subscriber is financially able to bear the economic risk of this investment, including the ability to hold the Securities indefinitely or to afford a complete loss of the Subscriber’s investment in the Securities.

(p)        If the Subscriber is a partnership, corporation, trust, or other entity, (i) the Subscriber has enclosed with this Subscription Agreement appropriate evidence of the authority of the individual executing this Subscription Agreement to act on its behalf (e.g., if a trust, a certified copy of the trust agreement; if a corporation, a certified corporate resolution authorizing the signature and a certified copy of the certificate of incorporation; or if a partnership, a certified copy of the partnership agreement), (ii) the Subscriber represents and warrants that it was not organized or reorganized for the specific purpose of acquiring the Securities, (iii) the Subscriber has the full power and authority to execute this Subscription Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf, and (iv) this investment in the Company has been affirmatively authorized, if required, by the governing board of such entity and is not prohibited by the governing documents of the entity.

3.                  Representations and Warrants of the Company. As a material inducement of the Subscriber to enter into this Subscription Agreement and subscribe for the Securities, the Company represents and warrants to the Subscriber, as of the date hereof, as follows:

(a)       Organization and Standing. The Company is a duly organized corporation, validly existing and in good standing under the laws of the State of Florida, has full power to carry on its business as and where such business is now being conducted and to own, lease and operate the properties and assets now owned or operated by it and is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or the ownership of its properties requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect. “Material Adverse Effect” means any circumstance, change in, or effect on the Company that, individually or in the aggregate with any other similar circumstances, changes in, or effects on, the Company taken as a whole: (i) is, or is reasonably expected to be, materially adverse to the business, operations, assets, liabilities, employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Company taken as a whole, or (ii) is reasonably expected to adversely affect the ability of the Company to operate or conduct the Company’s business in the manner in which it is currently operated or conducted or proposed to be operated or conducted by the Company.

(b)       Authority. The execution, delivery and performance of this Subscription Agreement and the other Sale Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Company.

4

(c)       No Conflict. The execution, delivery and performance of this Subscription Agreement and the other Sale Documents, and the consummation of the transactions contemplated hereby and thereby do not (i) violate or conflict with the Company’s Articles of Incorporation, By-laws or other organizational documents, (ii) conflict with or result (with the lapse of time or giving of notice or both) in a material breach or default under any material agreement or instrument to which the Company is a party or by which the Company is otherwise bound, or (iii) violate any order, judgment, law, statute, rule or regulation applicable to the Company, except where such violation, conflict or breach would not have a Material Adverse Effect. This Subscription Agreement and the Sale Documents when executed by the Company will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws and equitable principles relating to or limiting creditors’ rights generally).

(d)       Authorization. Issuance of the Securities to the Subscriber has been duly authorized by all appropriate corporate actions of the Company.

(e)       Litigation and Other Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company at law or in equity before or by any court or federal, state, municipal or their governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which could materially adversely affect the Company. The Company is not subject to any continuing order, writ, injunction or decree of any court or agency against it which would have a material adverse effect on the Company.

(f)       Use of Proceeds. The proceeds of this Transaction and sale of the Securities, net of payment of placement expenses, will be used by the Company for working capital and other general corporate purposes subject to the restrictions set forth in the Securities and on Schedule 1 of the Investor Package.

(g)       Consents/Approvals. No consents, filings (other than federal and state securities filings relating to the issuance of the Securities pursuant to applicable exemptions from registration, which the Company hereby undertakes to make in a timely fashion), authorizations or other actions of any governmental authority are required to be obtained or made by the Company for the Company’s execution, delivery and performance of this Subscription Agreement which have not already been obtained or made or will be made in a timely manner following the Closing.

(h)       No Commissions. The Company has not incurred any obligation for any finder’s, broker’s or agent’s fees or commissions in connection with the transaction contemplated hereby.

(i)       Capitalization. A capitalization table illustrating the authorized and the outstanding capital stock of the Company as of the date of the Investor Package is attached as Schedule 2 of the Investor Package. All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable. As of the date of the Investor Package, except as disclosed in Schedule 2.2 of the Investor Package or pursuant to any other issuance of Securities in this Transaction, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries; (iv) there are no outstanding securities of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; and (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. The Company will furnish to the Subscriber upon request, true and correct copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”) attached hereto as Schedule 5 of the Investor Package, and the terms of all securities convertible or exchangeable into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto. Schedule 2.1 of the Investor Package hereto also lists all outstanding debt of the Company for borrowed money.

5

(j)       Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened, the effect of which would be reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to a collective bargaining agreement.

(k)       Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3 of the Investor Package, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement.

(l)       Environmental Laws. The Company and its subsidiaries (i) are to the Company’s knowledge in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license or approval where such noncompliance or failure to receive permits, licenses or approvals referred to in clauses (i), (ii) or (iii) above would be reasonably likely to result in a Material Adverse Effect.

(m)       Disclosure. No representation or warranty by the Company in this Subscription Agreement, the other Sale Documents, nor in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Subscription Agreement or the other Sale Documents contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. To the knowledge of the Company and its subsidiaries at the time of the execution of this Subscription Agreement, there is no information concerning the Company and its subsidiaries or their respective businesses which has not heretofore been disclosed to the Subscribers that would have a Material Adverse Effect.

(n)       Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 2.1 of the Investor Package or such as do not materially and adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. Any real property and facilities held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

6

(o)       Foreign Corrupt Practices Act. To the Company’s knowledge, neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

(p)       Tax Status. The Company and each of its subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and all such returns, reports and declarations are true, correct and accurate in all material respects. The Company has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, for which adequate reserves have been established, in accordance with generally accepted accounting principles.

(q)       Compliance with Laws. The business of the Company and its subsidiaries has been and is presently being conducted so as to comply with all applicable material federal, state and local governmental laws, rules, regulations and ordinances.

(r)       Employee Benefit Plans; ERISA. Schedule 4 of the Investor Package sets forth a true, correct and complete list of all employee benefit plans, programs, policies and arrangements, whether written or unwritten (the “Company Plans”), that the Company, any subsidiary or any other corporation or business which is now or at the relevant time was a member of a controlled group of companies or trades or businesses including the Company or any subsidiary, within the meaning of section 414 of the Internal Revenue Code of 1986, as amended (the “Code”), maintain or have maintained on behalf of current or former members, partners, principals, directors, officers, managers, employees, consultants or other personnel. (i) There has been no prohibited transaction within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code, with respect to any of the Company Plans; (ii) none of the Company Plans is or was subject to Section 412 of the Code or Section 302 or Title IV of ERISA; and (iii) each of the Company Plans has been operated and administered in all material respects in accordance with all applicable laws, including ERISA. There are no actions, suits or claims pending or threatened (other than routine claims for benefits), whether by participants, the Internal Revenue Service, the Department of Labor or otherwise, with respect to any Company Plan and no facts exist under which any such actions, suits or claims are likely to be brought or under which the Company or any subsidiary could incur any liability with respect to a Company Plan other than in the ordinary course. None of the Company Plans is or was a multiemployer plan within the meaning of Section 3(37) of ERISA. Neither the Company nor any subsidiary has announced, proposed or agreed to any change in benefits under any Company Plan or the establishment of any new Company Plan. There have been no changes in the operation or interpretation of any Company Plan since the most recent annual report, which would have any material effect on the cost of operating, maintaining or providing benefits under such Company Plan. Neither the Company nor any subsidiary has incurred any liability for the misclassification of employees as leased employees or independent contractors. Except as provided for in this Subscription Agreement and in the other Sale Documents, the consummation of the transactions contemplated by this Subscription Agreement, either alone or in combination with another event, will not (A) result in any individual becoming entitled to any increase in the amount of compensation or benefits or any additional payment from the Company or any subsidiary (including, without limitation, severance, golden parachute or bonus payments or otherwise), or (B) accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any individual.

(s)       Restrictions on Business Activities. There is no judgment, order, decree, writ or injunction binding upon the Company or any subsidiary or, to the knowledge of the Company or any subsidiary, threatened that has or could prohibit or impair the conduct of their respective businesses as currently conducted or any business practice of the Company or any subsidiary, including the acquisition of property, the provision of services, the hiring of employees or the solicitation of clients, in each case either individually or in the aggregate.

4.                  Legends. The Subscriber understands and agrees that the Company will cause any necessary legends in addition to representations to be placed upon the Securities, together with any other legend that may be required by federal or state securities laws or deemed necessary or desirable by the Company, in the form substantially as follows:

7

THE SECURITIES WHICH ARE REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

5.                  Volume Warrants. The Subscriber and the Company hereby agree to the terms and conditions for volume common stock purchase warrants (the “Volume Warrants”), as more fully set forth on Exhibit C hereto.

6.                  General Provisions.

(a)                Confidentiality. The Subscriber covenants and agrees that it will keep confidential and will not disclose or divulge any confidential or proprietary information that such Subscriber may obtain from the Company pursuant to financial statements, reports, and other materials submitted by the Company to such Subscriber in connection with this Transaction or as a result of discussions with or inquiry made to the Company, unless such information is known, or until such information becomes known, to the public through no action by the Subscriber; provided, however, that a Subscriber may disclose such information to its attorneys, accountants, consultants, and other professionals to the extent necessary in connection with his or her investment in the Company so long as any such professional to whom such information is disclosed is made aware of the Subscriber’s obligations hereunder and such professional agrees to be likewise bound as though such professional were a party hereto.

(b)               Successors. The covenants, representations and warranties contained in this Subscription Agreement shall be binding on the Subscriber’s and the Company’s heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company. The rights and obligations of this Subscription Agreement may not be assigned by any party without the prior written consent of the other party.

(c)                Counterparts. This Subscription Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

(d)               Execution by Facsimile or Email. Execution and delivery of this Subscription Agreement by facsimile transmission or email (including the delivery of documents in Adobe PDF format or other machine-readable electronic format) shall constitute execution and delivery of this Subscription Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

(e)                Governing Law and Jurisdiction. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts to be wholly performed within such state and without regard to conflicts of law provisions that would result in the application of any laws other than the laws of the State of Florida. Any legal action or proceeding arising out of or relating to this Subscription Agreement and/or the other Sale Documents may be instituted in the courts of the State of Georgia sitting in Fulton County or in the United States District Court for the Northern District of Georgia, and the parties hereto irrevocably submit to the jurisdiction of each such court in any action or proceeding. Subscriber hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in every suit, action or other proceeding arising out of or based on this Subscription Agreement and/or the other Sale Documents and brought in any such court, any claim that Subscriber is not subject personally to the jurisdiction of the above named courts, that Subscriber’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

(f)                Indemnification Generally.

8

(i)                 The Company, on the one hand, and the Subscriber, on the other hand (each an “Indemnifying Party”), shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) resulting from any breach of a representation and warranty, covenant or agreement by the Indemnifying Party and all claims, charges, actions or proceedings incident to or arising out of the foregoing.

(ii)               Indemnification Procedures. Each person entitled to indemnification under this Section 5 (an “Indemnified Party”) shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Section 5 of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not release such Indemnifying Party from any liability that it may have, otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, and, if and after such assumption, the Indemnifying Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (A) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary, or (B) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.

(g)               Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and facsimile numbers (or to such other addresses or facsimile numbers which such party shall subsequently designate in writing to the other party):

(i)       if to the Company:

[REDACTED]

with a copy to:

[REDACTED]

(ii)       If to Subscriber, to the address set forth next to its name on the signature page hereto.

(h)               Entire Agreement. This Subscription Agreement (including the exhibits attached hereto) and other Sale Documents delivered at the Closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between or among the parties with respect to such subject matter. The exhibits constitute a part hereof as though set forth in full above.

9

(i)                 Amendment; Waiver. This Subscription Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by both parties. No failure to exercise and no delay in exercising, any right, power or privilege under this Subscription Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any proceeding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Subscription Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

[Signature Page Follows]

10

INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL

THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL

OMNIBUS SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT

TO PURCHASE SAFETY QUICK LIGHTING & FAN CORP.’S COMMON STOCK

DOLLAR AMOUNT INVESTED:	US $ ____________________________

NUMBER OF SHARES SUBSCRIBED FOR:	____________________________

AMOUNT INVESTED TO BE SENT VIA:	[ ] Check (enclosed)	[ ] Wire

NAME IN WHICH THE SECURITIES SHOULD BE ISSUED:

_________________________________________________________________________________________________

SUBSCRIBER ADDRESS INFORMATION:

For individual subscribers this address should be the Subscriber’s primary legal residence. For entities other than individual subscribers, please provide address information for the entities primary place of business.

Legal Address	Copy To

City, State and Zip Code	Legal Address

Tax ID (EIN, SSN, OR ITIN)	City, State and Zip Code

Telephone Number / Facsimile Number	Telephone Number / Facsimile Number

Email Address	Email Address

ALTERNATE ADDRESS INFORMATION:

Please enter an alternate address if you wish to receive correspondence at an address other than the address listed above.

Alternative Address for Correspondence	Alternative Address for Correspondence

City, State and Zip Code	City, State and Zip Code

Other (telephone, fax, email)	Other (telephone, fax, email)

AGREED AND SUBSCRIBED	AGREED AND SUBSCRIBED

Date:	Date:
Subscriber:
By:	SQL TECHNOLOGIES CORP
Name:
Title:	By:
John P. Campi
Chief Executive Officer

11

CERTIFICATE OF SIGNATORY

(To be completed if the Securities are

being subscribed for by an entity)

I, , am the_______________________________ of (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Securities Subscription Agreement and to purchase and hold the Securities, and certify further that the Securities Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ____ day of __________, 2016.

______________________________________

(Signature)

12

Exhibit A

STOCK OPTION AGREEMENT

TO PURCHASE UP TO 30,000 SHARES OF COMMON STOCK

OF SQL TECHNOLOGIES CORP.

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made as of August ___, 2016 (the “Effective Date”) by and between SQL TECHNOLOGIES CORP, a Florida corporation (the “Company”), and _______ (the “Optionee”).

WHEREAS, the Optionee subscribed for (i) up to 30,000 shares of the Company’s common stock, no par value per share (“Common Stock”), (ii) a 90-day option to purchase up to the same number of shares of Common Stock purchased by the Subscriber in the closing of the Transaction, (iii) three-year warrants to purchase shares of Common Stock, and (iv) the right to obtain certain volume warrants (collectively, the “Securities”), pursuant to the terms set forth in a Securities Subscription Agreement dated as of the date hereof (the “Subscription Agreement”, together with the Company’s Investor Package dated August 2016 and distributed to Optionee, the “Sale Documents”). Any capitalized term not defined herein shall have the meaning of such term as has been set forth in the Sale Documents.

1.       Grant of Option. Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to the Optionee the option, whereby the Optionee shall have the right purchase from the Company, during the period set forth in Section 2, up to thirty thousand (30,000) shares of Common Stock (“Option Shares”) at an exercise price of US $2.60 (two dollars and sixty cents US) (the “Exercise Price”, and such right to purchase the Option Shares at the Exercise Price, the “Option”).

2.       Term. This Agreement and the Option shall be forfeited and terminate automatically, without further action or notice, on the ninety (90) day anniversary of the Effective Date (the “Expiration Date”). The right to purchase the Option Shares under the Option shall vest to the Optionee immediately. Notwithstanding any other provision of this Agreement, the Option shall not vest or be exercisable if the exercise thereof would result in a violation of any applicable federal or state securities law.

3.       Exercise of Option.

(a)       Exercise of the purchase rights represented by the Option may be made at any time or times on or before the Expiration Date by delivery to the Company of a duly executed Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the Optionee at the address of such Optionee appearing on the books of the Company) and surrender of this Agreement, together with payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank in immediately available funds. The Option may not be exercised for less than ten thousand (10,000) Option Shares, and may only be exercised in increments of five thousand (5,000) Option Shares, unless otherwise agreed to by the Company.

(b)       The Option shall be deemed to have been exercised on the later of the date the Notice of Exercise is delivered to the Company and the date the Exercise Price is received by the Company. The Option Shares shall be deemed to have been issued, and Optionee or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Option has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Optionee, if any, have been paid.

(c)       The Company and the Optionee agree that, to the extent applicable, unless and until registered under the Securities Act of 1933, as amended, which registration remains effective, all shares of Common Stock acquired by the Optionee upon exercise of the Option, may be stamped or otherwise imprinted with legends in substantially the following form:

13

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

4.       Adjustments and Restrictions.

(a)       Upon the occurrence of an event affecting the capitalization of the Company, such as a stock split, reclassification, merger or otherwise, the Company shall preserve the benefits or potential benefits intended to be made available hereunder, either by equitably increase or decrease the number of Option Shares, changing the kind of shares available under the Option, or increasing or decreasing the Exercise Price of the Option.

(b)        The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock covered by the Option until the date of the issuance of a certificate or certificates for the shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued.

(c)       The Company shall not be required (i) to transfer on its books any Options Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Option Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

(d)       The Option may not be transferred, assigned, sold, hypothecated or pledged by the Optionee without the prior written consent of the Company. Subject to applicable securities laws, the Option and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Optionee.

(e)       Optionee acknowledges that the Option Shares acquired upon the exercise of the Option, if not registered for resale, will have restrictions upon resale imposed by state and federal securities laws.

(f)       The Optionee represents and warrants that the Optionee is acquiring the Option and shares of Common Stock issuable upon exercise thereof for the Optionee's own account as an investment and not with a view toward the sale or distribution thereof.

5.       Miscellaneous.

(a)        All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be wholly performed within such state and without regard to conflicts of law provisions that would result in the application of any laws other than the laws of the State of New York. Any legal action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the State of New York sitting in New York County or in the United States of America for the Southern District of New York, and the parties hereto irrevocably submit to the jurisdiction of each such court in any action or proceeding. Optionee hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in every suit, action or other proceeding arising out of or based on this Agreement and brought in any such court, any claim that Optionee is not subject personally to the jurisdiction of the above named courts, that Optionee’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

14

(b)        This Agreement may not be modified or amended, or the provisions hereof waived, without the prior written agreement of the Company and Optionee. No course of dealing or any delay or failure to exercise any right hereunder on the part of Optionee shall operate as a waiver of such right or otherwise prejudice Optionee’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Expiration Date. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

(c)       Any notice, request or other document required or permitted to be given or delivered to the Optionee by the Company shall be delivered in accordance with the notice provisions of the Subscription Agreement.

(d)       The Participant is responsible for any federal, state, local or other taxes with respect to the Option Shares. The Company does not guarantee any particular tax treatment or results in connection with the grant or vesting of the Option Shares or the delivery of the Option Shares.

(e)       This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one agreement.

[Signature Page Follows]

15

IN WITNESS WHEREOF, the parties hereto have caused this Stock Option Agreement to be executed as of the Effective Date.

Optionee:	Company:
SQL TECHNOLOGIES Corp.
_____________________________________

By: _________________________________	By: ___________________________________
Name: _______________________________	Name: John P. Campi
Title: ________________________________	Title: Chief Executive Officer

16

NOTICE OF EXERCISE

To: SQL Technologies Corp.

(1) The undersigned hereby elects to purchase                      Option Shares of the Company pursuant to the terms of the attached Option, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said Option Shares in the name of the undersigned or in such other name as is specified below:

(3) The Option Shares shall be delivered to the following:

(4) The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

(OPTIONEE)

By: _____________________________________

Name: _____________________________________

Title: _____________________________________

Dated: _____________________________________

17

ASSIGNMENT FORM

(To assign the foregoing Stock Option Agreement, execute this form and supply required information.

Do not use this form to exercise the Option.)

FOR VALUE RECEIVED, the foregoing Stock Option Agreement and all rights evidenced thereby, including the Option, are hereby assigned to:

whose address is:

Dated: ,

Optionee’s Signature	_______________________________________

Optionee’s Address:	_______________________________________

_______________________________________

_______________________________________

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Stock Option Agreement, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Stock Option Agreement.

18

Exhibit B

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY ONLY BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT, IF ANY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAW WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

COMMON STOCK PURCHASE WARRANT

To Purchase _____ Shares of Common Stock of

SQL TECHNOLOGIES CORP.

June ___, 2016 (the “Issuance Date”)

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) CERTIFIES that, for value received, ______ (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of this Warrant and on or prior to the third anniversary of the date of this Warrant (the “Termination Date”) but not thereafter, to subscribe for and purchase from SQL Technologies Corp., a Florida corporation (the “Company”), up to _____ shares (the “Warrant Shares”) of the Common Stock, no par value per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock (the “Exercise Price”) under this Warrant shall be (i) US $3.00 (three dollars US) if exercised prior to the one year anniversary of the Issuance Date, (ii) $3.25 (three dollars and twenty-five cents US) if exercised on or after the one year anniversary and before the two year anniversary of the Issuance Date, or (iii) $3.50 (three dollars and fifty cents US) if exercised on or after the two year anniversary and through the Termination Date.

The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Subscription Agreement (the “Subscription Agreement”), dated as of _______, 2016, among the Company and the Purchaser parties signatory thereto.

1.        Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws, including transfer restrictions imposed by applicable securities laws, and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

2        Authorization of Shares. The Company covenants that all Warrant Shares, which may be issued upon the exercise of the purchase rights represented by this Warrant in accordance with the terms of this Warrant, including the payment of the exercise price for such Warrant Shares, will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

19

3.        Exercise of Warrant.

(a)        Exercise of the purchase rights represented by this Warrant may be made at any time or times on or before the Termination Date by delivery to the Company of a duly executed Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and surrender of this Warrant, together with payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank in immediately available funds. Certificates for shares purchased hereunder shall be delivered to the Holder within 5 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the later of the date the Notice of Exercise is delivered to the Company and the date the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid. If the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 3(a) by the end of business (New York, New York time) on the fifth Trading Day following the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(b)        If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(c)        If at any time after one year from the date of issuance of this Warrant, there is no effective Registration Statement registering the resale of the Warrant Shares by the Holder at such time, this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date of such election;

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

“VWAP” shall mean, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers and reasonably acceptable to the Company.

4.        No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

20

5.        Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6.        Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

7.        Transfer, Division and Combination.

(a)        Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 7(e) hereof, and to the provisions of Section 4 of the Subscription Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)        This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c)        The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

(d)        The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

(e) The Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

8.        No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

9.        Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

21

10.        Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

11.        Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time in the event that the Company: (i) pays a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock; (ii) subdivides its outstanding shares of Common Stock into a greater number of shares; (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock; or (iv) issues any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company that are purchasable pursuant hereto immediately after such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

12.        Subsequent Equity Sales. In the event that on or subsequent to the Issuance Date, the Company issues or sells any Common Stock, any securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (the “Common Stock Equivalents”) (other than (i) securities which are issued pursuant to the Subscription Agreement or this Warrant, (ii) shares of Common Stock or options to purchase such shares issued to employees, consultants, officers or directors in accordance with stock plans approved by the Board of Directors, and shares of Common Stock issuable under options or warrants that are outstanding as of the date hereof or issued pursuant to any stock incentive plan authorized by the Board of Directors, and (iii) shares of Common Stock issued pursuant to a stock dividend, split or other similar transaction) at an effective price per share which is less than the Exercise Price, then the Exercise Price in effect immediately prior to such issue or sale shall be reduced to the lowest per share price of Common Stock in such issuance or sale or deemed issuance or sale.

13.        Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then, from and after the consummation of such transaction or event, the Holder shall have the right thereafter to receive, instead of the Warrant Shares, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) cash equal to the value of this Warrant as determined in accordance with the Black-Scholes option pricing formula. For purposes of this Section 13, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 13 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

22

14.        Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

15.        Notice of Corporate Action. If at any time:

(a)        the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or

(b)        there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

(c)        there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) prior written notice of the date on which a record date shall be selected for such dividend or distribution or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which the holders of Common Stock shall be entitled to any such dividend or distribution, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 16(d).

16.        Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

23

17.        Miscellaneous.

(a)        Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be wholly performed within such state and without regard to conflicts of law provisions that would result in the application of any laws other than the laws of the State of New York. Any legal action or proceeding arising out of or relating to this Warrant may be instituted in the courts of the State of New York sitting in New York County or in the United States of America for the Southern District of New York, and the parties hereto irrevocably submit to the jurisdiction of each such court in any action or proceeding. Holder hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in every suit, action or other proceeding arising out of or based on this Warrant and brought in any such court, any claim that Holder is not subject personally to the jurisdiction of the above named courts, that Holder’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

(b)        Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered for resale, will have restrictions upon resale imposed by state and federal securities laws.

(c)        Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(d)        Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Subscription Agreement.

(e)        Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(f)        Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(g)        Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(h)        Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(i)        Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signature Page Follows]

24

 IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the Issuance Date by its officer thereunto duly authorized.

SQL TECHNOLOGIES CORP.

By:
John P. Campi
President & CEO

25

NOTICE OF EXERCISE

To: SQL Technologies Corp.

(1) The undersigned hereby elects to purchase                      Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3(c).

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(4) The Warrant Shares shall be delivered to the following:

(5) The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

(PURCHASER)

By: _____________________________________

Name: _____________________________________

Title: _____________________________________

Dated: _____________________________________

26

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

whose address is:

                                                                                   .

Dated: ,

Holder’s Signature	_______________________________________

Holder’s Address:	_______________________________________

_______________________________________

_______________________________________

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit C

Volume Warrants

_______ (“Recipient”) shall be entitled to receive Common Stock Purchase Warrants to purchase up to an additional 120,000 shares of the common stock, no par value per share (“Common Stock”), of the Company (each a “Volume Warrant” and collectively, the “Volume Warrants”). Each Volume Warrant shall become issuable as provided below, and any issued Volume Warrant will be exercisable commencing on the date it is issued and ending on the date that is prior to the later of (i) five (5) years from the date of issuance or (ii) thirty (30) days from the date Recipient is notified of the EBITDA (as defined herein) for the year ending December 31, 2020 (the “Volume Warrant Term”).

Subject to adjustment as described below, the exercise price of one share of Common Stock (the “Exercise Price”) will be $3.00 per share.

27

A portion of the Volume Warrants to purchase up to ______ shares of Common Stock will, from time to time, become issuable by Recipient upon (i) the Company achieving specific EBITDA Valuation (as defined below) thresholds in any fiscal year (January 1 through December 31) prior to December 31, 2020, (ii) each applicable Financing Transaction (as defined herein) or (iii) each Sales Transaction (as defined herein) prior to December 31, 2020.

The form of the Volume Warrants will be substantially in the form attached hereto as Exhibit B (the “Form of Warrant”), with such number of shares issuable pursuant to a Volume Warrant and such Exercise Price thereto subject to adjustment under the same terms as set forth in Sections 11 through 14 of the Form of Warrant, and with such rights of the Holder thereof to notice of a corporate action and right to the exchange of securities under the terms set forth in Section 15 of the Form of Warrant, and in the case of Section 11, based on the Company’s capitalization as of the Closing Date (as defined in the Securities Subscription Agreement).

1.	Company Valuation

Volume Warrants to purchase shares of Common Stock will become issuable in accordance with the following schedule:

Upon the Company Achieving EBITDA Valuation of:	Number of Volume Warrants Issuable to Purchase Common Stock
	One Time	Cumulative
$350,000,000 to $499,999,999	35,000	35,000
$500,000,000 to $749,999,999	20,000	55,000
$750,000,000 to $999,999,999	25,000	80,000
$1,000,000 or over	40,000	120,000

Volume Warrants will become issuable only once upon the achievement of each threshold during the Volume Warrant Term.

Within one hundred and twenty (120) days of the end of each fiscal (calendar) year, the Company shall cause its accountants to calculate the Company’s EBITDA for the immediately preceding calendar year and deliver its calculation of this EBITDA to the Company and to Recipient. Recipient’s Volume Warrants that become issuable pursuant to this Section 1 will be deemed issuable as of the date Recipient is notified of the EBITDA Valuation.

For Example:

If the Company’s EBITDA for 2017 is $47,000,000, which equates to an EBITDA Valuation of $611,000,000, then Recipient’s Volume Warrants to purchase up to 55,000 shares of the Company’s Common Stock will become issuable (35,000 + 20,000).

Upon the Company Achieving EBITDA Valuation of:	Number of Volume Warrants Issuable to Purchase Common Stock
	One Time	Cumulative
$350,000,000 to $499,999,999	35,000	35,000
$500,000,000 to $749,999,999	20,000	55,000

If the Company’s EBITDA for 2018 is equal to its EBITDA for 2017 of $47,000,000 then Recipient’s other Volume Warrants to purchase shares of Common Stock will not become issuable based upon the Company’s EBITDA for 2018 since a new threshold is not accomplished.

28

If, however, the Company’s EBITDA for 2017 is $47,000,000 (which equates to $611,000,000 EBITDA Valuation) and the Company’s EBITDA for 2018 is $70,000,000 (which equates to $910,000,000 EBITDA Valuation), Recipient’s Volume Warrants to purchase up to 80,000 shares of Common Stock would immediately become issuable.

Upon the Company Achieving EBITDA Valuation of:	Number of Volume Warrants Issuable to Purchase Common Stock
	One Time	Cumulative
$350,000,000 to $499,999,999	35,000	35,000
$500,000,000 to $749,999,999	20,000	55,000
$750,000,000 to $999,999,999	25,000	80,000

2.	Financing Event.

At each and every Transaction (as defined herein) in which the Company completes a Financing (as defined herein) of at least $15,000,000 (in one or more closings within a twelve (12) month period), Recipient’s Volume Warrants to purchase shares of Common Stock will become issuable in accordance with the following schedule:

Pre-Money Valuation	Number of Volume Warrants Issuable to Purchase Common Stock
	One Time	Cumulative
$350,000,000 to $499,999,999	35,000	35,000
$500,000,000 to $749,999,999	20,000	55,000
$750,000,000 to $999,999,999	25,000	80,000
$1,000,000,000 or more	40,000	120,000

Recipient’s Volume Warrants to purchase shares of Common Stock will become issuable at each threshold in the above schedule only once.

For Example:

If the Company has a $15,000,000 Financing (in one or more closings within a 12 month time period) with a Pre-Money Valuation of $600,000,000, then Recipient’s Volume Warrants to purchase up to 55,000 shares of Common Stock will become issuable (35,000 + 20,000).

Pre-Money Valuation	Number of Volume Warrants Issuable to Purchase Common Stock
	One Time	Cumulative
$350,000,000 to $499,999,999	35,000	35,000
$500,000,000 to $749,999,999	20,000	55,000
$750,000,000 to $999,999,999	25,000	80,000
$1,000,000,000 or more	40,000	120,000

If the Company has a second Financing of at least $15,000,000 (in one or more closings within a 12 month time period) with a Pre-Money Valuation of $900,000,000, Recipient’s Volume Warrants to purchase up to 25,000 shares of Common Stock will become issuable bringing the total number of shares of Common Stock Recipient may purchase from the Volume Warrants that become issuable under this Section 2 to 80,000 shares (35,000 + 20,000 + 25,000).

29

Pre-Money Valuation	Number of Volume Warrants Issuable to Purchase Common Stock
	One Time	Cumulative
$350,000,000 to $499,999,999	35,000	35,000
$500,000,000 to $749,999,999	20,000	55,000
$750,000,000 to $999,999,999	25,000	80,000
$1,000,000,000 or more	40,000	120,000

If the Company has a third Financing of at least $15,000,000 (in one or more closings within a 12 month time period) with a Pre-Money Valuation of $1,100,000,000, Recipient’s Volume Warrants to purchase up to 40,000 shares of Common Stock will become issuable, bringing the total number of shares of Common Stock Recipient may purchase from the Volume Warrants that become issuable under this Section 2 to 120,000 shares (35,000 + 20,000 + 25,000+ 40,000).

Pre-Money Valuation	Number of Volume Warrants Issuable to Purchase Common Stock
	One Time	Cumulative
$350,000,000 to $499,999,999	35,000	35,000
$500,000,000 to $749,999,999	20,000	55,000
$750,000,000 to $999,999,999	25,000	80,000
$1,000,000,000 or more	40,000	120,000

3.	Sales Transaction.

Upon the consummation of a Sale Transaction prior to December 31, 2020, Recipient’s Volume Warrants to purchase Common Stock will become issuable in accordance with Section 2 (above); provided, however, upon any Sale Transaction with a Transaction Value (as defined herein) of less than $350,000,000, Recipient’s Volume Warrants to purchase up to 20,000 shares of Common Stock will become issuable.

For Example:

If the Company has a Sale Transaction with a Transaction Value of $600,000,000, then Recipient’s Volume Warrants to purchase up to 55,000 shares of Common Stock will become issuable (35,000 + 20,000).

Pre-Money Valuation	Number of Volume Warrants Issuable to Purchase Common Stock
	One Time	Cumulative
$350,000,000 to $499,999,999	35,000	35,000
$500,000,000 to $749,999,999	20,000	55,000
$750,000,000 to $999,999,999	25,000	80,000
$1,000,000,000 or more	40,000	120,000

30

4.	Definitions.

Contingent Payments means the consideration received or receivable by the Company, its employees, current equity holders and/or any other parties in the form of deferred performance or retention-based payments, “earn-outs”, or other contingent payments based upon the occurrence of future events.

EBITDA means earnings before interest, taxes, depreciation and amortization.

EBITDA Valuation means EBITDA multiplied by thirteen (13).

Financing means a private placement of equity, equity-linked or debt securities (including, without limitation, any convertible securities, preferred stock, common stock, unsecured, non-senior or subordinated debt securities, senior notes, loans, bank debt, and/or any debt with warrants) (any or all of which being “Securities”) to provide financing involving less than 50% of the business, assets or equity interests of the Company and/or any of its subsidiaries or affiliates, or any right or option to acquire any of the foregoing, or any entity formed by or at the direction of the Company, in one or more transactions.

31

Pre-Money Valuation means pre-investment value of the enterprise that is implied by the per-share price of the stock being offered and the number of fully-diluted shares outstanding before the investment. Fully-diluted shares shall include any outstanding shares and contingent equity such as stock options, warrants, and convertible notes in the calculation. For purposes of illustration, if the Company’s shares are valued at $100.00 and it has 5 million shares fully-diluted outstanding prior to any new investment, then the Company has a pre-money valuation of $500 million. Any non-cash consideration provided to or received in connection with a Financing Event (including but not limited to intellectual or intangible property, securities, labor or services rendered, debt ((or cancellation thereof)) or tangible property) shall be valued for purposes of calculating the Pre-Money Valuation as equaling the number of securities issued in exchange for such consideration multiplied by (in the case of debt securities) the face value of each such security or (in the case of equity securities) the price per security paid in the then current round of financing.

Sale Transaction means a merger, consolidation, joint venture, partnership, spin-off, split-off, business combination, tender or exchange offer, recapitalization, acquisition, sale, distribution, transfer or other disposition of assets or equity interests, or other transaction, involving more than 50% of the business, assets or equity interests of the Company and/or any of its subsidiaries or affiliates, or any right or option to acquire any of the foregoing, in one or more transactions.

Total Consideration means the total proceeds and other consideration paid or received, or to be paid or received, directly or indirectly, in connection with or in anticipation of a Sale Transaction (which consideration shall be deemed to include amounts in escrow), including, without limitation, cash, notes, securities, and other property received or to be received by the Company or any of its affiliates, creditors or security holders (including, without limitation, the holders of convertible securities, options, warrants, stock appreciation rights or similar rights, whether or not vested); deferred non-contingent payments (such as installment payments); amounts payable under above-market consulting agreements, above-market employment contracts, non-compete or severance agreements, employee benefit plans, reimbursement for taxes or similar arrangements; Contingent Payments (as defined below); and, in the case of a partnership, joint venture or similar structure, the gross value of all cash, securities, assets and other consideration contributed, invested, committed, or otherwise made available by the Company or any other parties to such partnership, joint venture or similar structure.

For the purpose of calculating the consideration received or receivable in connection with or in anticipation of a Sale Transaction, any securities (other than a promissory note) will be valued at the time of the closing of the Sale Transaction (without regard to any restrictions on transferability) as follows: (i) if such securities are traded on a stock exchange, the securities will be valued at the average last sale or closing price for the ten trading days immediately prior to the closing of the Sale Transaction; (ii) if such securities are traded primarily in over-the-counter transactions, the securities will be valued at weighted average of the mean of the closing bid and asked quotations over a ten trading day period immediately prior to the closing of the Sale Transaction with the weighting based on the number of shares actually traded each day over such ten trading day period; and (iii) if such securities have not been traded in the public market prior to the closing of the Sale Transaction, the securities will be valued at the fair market value thereof as of the day prior to the closing of the Sale Transaction, as such fair market value shall be mutually agreed by Recipient and the Company acting in good faith. The value of any purchase money or other promissory notes, installment sales contracts or other deferred non-contingent consideration shall be deemed to be the face amount thereof, and shall be included as part of the Total Consideration for the purpose of determining the number of Volume Warrants issued to Recipient. In the event the Transaction Value includes any Contingent Payments, the Company and Recipient will negotiate in good faith to agree on the value of such Contingent Payments for the purpose of calculating that the Transaction Value and the number of Volume Warrants issued to Recipient. If the parties cannot reach such an agreement, an additional number of Volume Warrants will be issued to Recipient, if applicable based on the Transaction Value, in the same proportions and at the same times as the Contingent Payments are paid or received. Any other non-cash consideration shall be valued at the fair market value thereof as of the day prior to the closing of the Sale Transaction, as such fair market value shall be mutually agreed by Recipient and the Company acting in good faith.

32

Transaction Value means the total value of the Sale Transaction calculated as if 100% of the equity interests of the Company on a fully diluted basis had been sold by dividing the Total Consideration by the percentage of ownership which is sold. The Transaction Value shall include the aggregate principal amount of any debt, pension liabilities, guarantees and any other liabilities or obligations of the Company or any of its affiliates or security holders (i) retired, refinanced, restructured, redeemed, decreased, repaid or extinguished in connection with or anticipation of a Sale Transaction or (ii) assumed in an acquisition of assets or which remain outstanding at the time of closing in all other cases. If any cash or other assets of the Company and/or any of its subsidiaries or affiliates are sold or otherwise transferred to another party after the date hereof (including, without limitation, any dividends, distributions or other amounts paid to option or other security holders, amounts paid to repurchase any securities, or transaction-related bonus payments made to employees), or are retained after the consummation of the Sale Transaction, the Transaction Value will be increased to reflect the fair market value of any such assets. Any part of the Total Consideration held pursuant to an escrow account established before or in connection with the consummation of a Sale Transaction shall be deemed paid or received and not contingent. For purposes of this provision, the Transaction Value shall exclude cash or cash equivalents remaining on the Company’s financial statements at closing of a Transaction.

33